Exhibit 99.4

LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES –

ASSETS ACQUIRED FROM KAISER-FRANCIS OIL COMPANY

For the six months ended June 30, 2006 and 2005 and the

years ended December 31, 2005 and 2004

INDEX

Page

Report of Independent Registered Public Accounting Firm	2
Statements of Revenues and Direct Operating Expenses for the six months ended June 30, 2006 and 2005 (Unaudited) and the years ended December 31, 2005 and 2004	3
Notes to Statements	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders

Linn Energy, LLC and Subsidiaries:

We have audited the accompanying Statements of Revenues and Direct Operating Expenses-Assets acquired from Kaiser-Francis Oil Company (the Statements) for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of Linn Energy, LLC management. Our responsibility is to express an opinion on the Statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the Statements referred to above present fairly, in all material respects, the Revenues and Direct Operating Expenses-Assets acquired from Kaiser-Francis Oil Company for the years ended December 31, 2005 and 2004, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
October 13, 2006

LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES –

ASSETS ACQUIRED FROM KAISER-FRANCIS OIL COMPANY

	Year Ended December 31,		Six Months Ended June 30,
	2005	2004	2006	2005
			(Unaudited)
	(in thousands)

Revenues – natural gas and oil sales	$19,499	$14,848	$8,470	$8,346
Direct operating expenses:
Lease operating expense	2,986	2,587	1,591	1,530
Production taxes	1,413	1,073	609	601
	4,399	3,660	2,200	2,131
Excess of revenues over direct operating expenses	$15,100	$11,188	$6,270	$6,215

The accompanying notes are an integral part of these statements.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM KAISER-FRANCIS OIL COMPANY

NOTES TO STATEMENTS

1.         Basis of Presentation:

The accompanying financial statements present the revenues and direct operating expenses of the assets (the “Kaiser-Francis Assets”) acquired from Kaiser-Francis Oil Company (“Kaiser-Francis”) for the six months ended June 30, 2006 and 2005 and the years ended December 31, 2005 and 2004.  The Kaiser-Francis Assets were purchased by Linn Energy, LLC (“Linn,” or the “Company”) in August 2006, for a preliminary purchase price of approximately $127.8 million.

The Kaiser-Francis Assets were part of a larger enterprise prior to the acquisition by the Company, and representative amounts of general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not allocated to the property acquired, nor would such allocated historical costs be relevant to future operations of the Kaiser-Francis Assets.  Accordingly, the historical statements of revenues and direct operating expenses reflecting the Company’s interest in the Kaiser-Francis Assets are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

The accompanying statements of revenues and direct operating expenses of the Kaiser-Francis Assets do not include general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes since historical expenses of this nature incurred by Kaiser-Francis are not necessarily indicative of the costs to be incurred by the Company.

Revenues in the accompanying statements of revenues are recognized on the sales method.  Direct operating expenses are recognized on the accrual basis and consist of monthly operator overhead costs and other direct costs of operating the Kaiser-Francis Assets.  Included in lease operating expenses are costs associated with field operating expenses, workovers and monthly operator overhead.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

2.         Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between Kaiser-Francis and Linn, any claims, litigation or disputes pending as of the effective date (September 1, 2006) or any matters arising in connection with ownership of the Kaiser-Francis Assets prior to the effective date are retained by Kaiser-Francis.  Notwithstanding this indemnification, Linn is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct expenses.

3.                          Supplemental Financial Information for Natural Gas and Oil Producing Activities (Unaudited):

The following reserve estimates present the Company’s estimate of the proven natural gas and oil reserves and net cash flow of the Kaiser-Francis Assets in accordance with guidelines established by the Securities and Exchange Commission. These reserve estimates were prepared by Schlumberger Data and Consulting Services. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing natural gas and oil properties.  Accordingly, the estimates are expected to change as future information becomes available. All the oil and gas reserves purchased from Kaiser-Francis are located in the United States.

(a)  Reserve Quantity Information

Below are the net quantities of net proved developed and undeveloped reserves and proved developed reserves of the Kaiser-Francis Assets.

	Year Ended December 31,
	2005		2004
	Oil (MBbls)	Gas (MMcf)	Oil (MBbls)	Gas (MMcf)
Proved developed and undeveloped reserves:
Beginning of year	1,368	44,657	1,390	46,676
Net extensions, discoveries, and improved recoveries	276	14,144	23	203
Purchases of reserves	—	9	3	272
Production	(39)	(2,349)	(41)	(2,369)
Revision of previous estimates	33	1,937	(7)	(125)
End of year	1,638	58,398	1,368	44,657
Proved developed reserves:
Beginning of year	1,250	30,896	1,272	31,556
End of year	520	29,783	1,250	30,896

(b)  Standardized Measure of Discounted Future Net Cash Flows Relating to Natural Gas and Oil Reserves

The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves (Standardized Measure) is a disclosure requirement under SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.”

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the natural gas and oil reserves of the property.  An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs are based on period-end sales prices for natural gas and oil, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions.  The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves is as follows:

	Year Ended December 31,
	2005	2004
	(in thousands)
Future cash inflows	$563,936	$350,212
Future production costs	(120,015)	(85,384)
Future development and abandonment cost	(77,508)	(45,752)
Future net cash flows	366,413	219,076
10% annual discount for estimated timing of cash flows	(222,240)	(121,125)
Standardized measure of discounted future net cash flows	$144,173	$97,951

Changes in the standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves is as follows:

	Year Ended December 31,
	2005	2004
	(in thousands)
Sales of oil and gas production	$(15,259)	$(11,226)
Changes in prices and production costs	24,631	(270)
Extensions, discoveries, and improved recoveries	32,547	374
Purchases of reserves	38	442
Development costs	1,418	487
Accretion of discount	9,795	10,075
Timing and other	(6,949)	(2,677)
Change in standardized measure	$46,221	$(2,795)

Estimates of economically recoverable natural gas and oil reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results.  Therefore, actual production, revenues, development and operating expenditures may not occur as estimated.  The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters.  Actual quantities of natural gas and oil may differ materially from the amounts estimated.